Exhibit 99.1

iSpecimen Preannounces Third Quarter 2023 Revenue Increase of 60-70% Sequentially

Management to Host Third Quarter 2023 Conference Call on Thursday, November 2, 2023

LEXINGTON, Mass., October 23, 2023 – iSpecimen Inc. (Nasdaq: ISPC) (“iSpecimen” or the “Company”), an online global marketplace that connects scientists requiring biospecimens for medical research with a network of healthcare specimen providers, announced today preliminary financial results for the third quarter of 2023.

The Company expects third quarter 2023 revenue to be between $2.6 to $2.8 million, representing an increase of between 60% to 70% from second quarter 2023 revenue of $1.63 million. The launch of the iSpecimen’s next-day quote program in the third quarter of 2023 is a key driver of the Company’s higher financial performance for the third quarter of 2023, as it accelerates the biospecimen transaction process, leading to a condensed timeframe from opportunity through fulfillment of purchase orders. Due to this program, iSpecimen has recognized a conversion increase of 122% for quotes to purchase orders for the third quarter of 2023 compared to the blended quarterly average of the prior four quarters, demonstrating the positive impact of this program.

Tracy Curley, CEO of iSpecimen, commented, "In the first half of 2023, we focused largely on improving our operational performance across all departments and creating a line of business structure which leverages resources and the power of our proprietary online marketplace. Given our success in the implementations of these process improvement efforts and specifically with the immediate impact of our recently launched next-day quote program, we are projecting strong third quarter revenue and we expect continued growth to our top-line going forward.”

The iSpecimen management team will host a conference call on Thursday, November 2, 2023 at 8:30 a.m. ET to review its financial and operational results for the third quarter of 2023. To access the call, please use the below information below:

Dial in:	1-888-886-7786 (U.S. Toll Free) or 1-416-764-8658 (International)

Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1638322&tp_key=9fc5429911

For interested individuals unable to join the conference call, a replay will be available through November 16, 2023, at +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International). Participants must use the following code to access the replay of the call: 68130784. An archived version of the webcast will also be available on iSpecimen’s Investor Relations site: https://investors.ispecimen.com/presentations/.

About iSpecimen

iSpecimen (Nasdaq: ISPC) offers an online marketplace for human biospecimens, connecting scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers and other healthcare organizations. For more information, please visit www.ispecimen.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as "may," "will," "expect," "intend," "anticipate," “believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risk factors contained in the Company's filings with the Securities and Exchange Commission, which are available for review at www.sec.gov. Forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company's forward-looking statements occurs, the Company's business, financial condition and operating results may vary materially from those expressed in the Company's forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer Regarding Financial Information

The financial information presented in this press release is based on preliminary, unaudited financial statements prepared by management, for the quarter ended September 30, 2023. Accordingly, such financial information may be subject to change. All information contained in this press release will be qualified with reference to the unaudited financial results for the quarter ended September 30, 2023, which is expected to be released on or before November 2, 2023, and will be posted on www.SEC.gov. While the Company does not expect there to be any material changes to the financial information provided in this press release, any variation between the Company’s actual results and the preliminary financial information set forth herein may be material.

For further information, please contact:

Investor Contacts

KCSA Strategic Communications

Phil Carlson / Erika Kay

iSpecimen@kcsa.com

Media Contacts

KCSA Strategic Communications

Raquel Cona / Shana Marino

iSpecimen@kcsa.com

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